SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[X ]   Preliminary Proxy Statement           [  ]  Confidential, for Use of the
[  ]   Definitive Proxy Statement                  Commission Only (as Permitted
[  ]   Definitive Additional Materials             by rule 14A-6(e)(2))
[  ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       Creative Medical Development, Inc.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:


         (2)     Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:


         (5)     Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

Notes:

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 1999

     To the shareholders of Creative Medical Development, Inc.:

     The Annual Meeting of the shareholders of Creative Medical Development, Inc. (the "Company") will be held at the Company offices at 975 SE Sandy Boulevard, Portland, Oregon 97214 at 10:00 A.M. on February 23, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect three directors of the Company.

     2. To approve an Amendment to the Company's Certificate of Incorporation which changes the Company's name to OMNI Rail Products, Inc.

     3. To approve a proposal that each outstanding three shares of Common Stock be converted into one share of Common Stock.

     4. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on January 25, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

January 30, 1999                            William E. Cook
                                            Chairman of the Board of Directors

                                 PROXY STATEMENT

                       CREATIVE MEDICAL DEVELOPMENT, INC.
                             975 SE Sandy Boulevard
                             Portland, Oregon 97214
                            Telephone (503) 230-8034

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 23, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Creative Medical Development, Inc. (the "Company"), a Delaware corporation, of $.01 par value Common Stock ("Common Stock") and $.01 par value Series B Preferred Stock ("Preferred Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on February 23, 1999 or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about January 31, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named, for combination of the Company's Common Stock, and for approval of the Amendment to the Certificate of Incorporation. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve all proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on January 25, 1999 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 5,109,152 shares of Common Stock, and 583,858 shares of Series B Preferred Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Series B Preferred Stock as of January 15, 1999, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. Except as noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.


 Name and Address of                   Number of
Beneficial Owner(1)(2)                Shares Owned      Percent of Class (1)(2)
----------------------                ------------      -----------------------

William E. Cook (3)                    2,201,561                 24,8%
1413 Loniker Drive
Raleigh, NC 27615

John E. Hart (4)                         183,039                  2.1%
Box 2495
Grass Valley, CA 95945

Edward S. Smith (5)                      641,061                  7.2%
921 SW Washington St., Ste. 762
Portland, OR 97205

Robert Tuzik (6)                         180,659                  2.0%
1732 Aspen Ct.
Lake Oswego, OR 97034

M. Charles Van Rossen (7)                150,000                  1.7%
2747 SW English Ct.
Portland, OR 97201

Michael L. DeBonny (8)                   999,366                 11.2%
16101 Parelius Circle
Lake Oswego, OR 97034

Richard A. Kreitzberg (9)                797,921                  9.0%
3332 El Dorado Loop South
Salem, OR 97032

Ronald J. Gangemi (10)                   697,788                  7.8%
11950 Willow Valley Road
Nevada City, CA 95959

All officers and directors             3,356,320                 37.7%
as a group (5 persons)

----------

(1) Assumes no exercise or conversion of common stock purchase warrants and underwriter's warrants issued in conjunction with the Company's 1994 public offering, but Common Stock and Series B Preferred Stock obtainable by persons named in the above table upon exercise of outstanding warrants, options or other commitments of the Company that are convertible into or exercisable for shares of Common Stock or Series B Preferred Stock is deemed outstanding and beneficially owned by such persons in calculating their percentage ownership.

(2)  Includes shares of Series B Preferred Stock held by the person listed.

(3) Includes options to purchase 100,000 shares of Common Stock under the Company's Incentive Stock Option Plan and 1,903,416 shares of Common Stock and 198,145 shares of Series B Preferred Stock issuable on conversion of a Convertible Note held by Mr. Cook.

(4) Includes options held by Mr. Hart to purchase 110,000 shares of Common Stock under the Company's Incentive Stock Option Plan.

(5) Includes options held by Mr. Smith to purchase 133,450 shares of Common Stock and 8,526 shares of Series B Preferred Stock under the Company's Incentive Stock Option Plan.

(6) Includes options held by Mr. Tuzik to purchase 177,817 shares of Common Stock and 2,842 shares of Series B Preferred Stock under the Company's Incentive Stock Option Plan.

(7) Includes options held by Mr. Van Rossen to purchase 150,000 shares of Common Stock under the Company's Incentive Stock Option Plan.

(8) Includes options held by Mr. DeBonny to purchase 292,073 shares of Common Stock and 29,838 shares of Series B Preferred Stock under the Company's Incentive Stock Option Plan. As described below in the Certain Transactions section, Mr. DeBonny's voting rights are subject to an irrevocable proxy.

(9) Includes shares owned by Mr. Kreitzberg's spouse. Also includes options held by Mr. Kreitzberg to purchase 27,817 shares of Common Stock and 2,842 shares of Series B Preferred Stock under the Company's Incentive Stock Option Plan.

(10) Includes shares owned by Mr. Gangemi's spouse and children.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company

                                                                   Officer or
     Name                  Age            Office                 Director Since
     ----                  ---            ------                 --------------

William E. Cook            50      Chairman of the Board of      November, 1998
                                   Directors and Director

Edward S. Smith            80      Director                      May, 1997

John E. Hart               59      Director and Secretary        May, 1997

Robert E. Tuzik            48      President and Chief           May, 1997
                                   Operating Officer

M. Charles Van Rossen      42      Chief Financial Officer       August, 1998


     On April 30, 1998, Jeffrey A. Edwards resigned from his positions as Chief Financial Officer and Secretary. On July 1, 1998, Michael L. DeBonny resigned as a director effective April 30, 1998. Mr. Cook served as interim Chief Executive Officer from March 31, 1998 through November 10, 1998, when he accepted a directorship and the position of Chairman of the Board of Directors. Mr. Van Rossen served as contract Chief Financial Officer from May 1, 1998 until his full time employment in that position on August 11, 1998.

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. Directors not employed by the Company receive a $2,500 quarterly retainer, $500 each for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

William E. Cook served as restructuring consultant and interim Chief Executive Officer of the Company from March 31, 1998 through November 10, 1998, when he accepted a seat on the board of directors and the chairmanship of the board. Mr. Cook, through his company RiptideHoldings, Inc., was hired by the Company to assist with the restructuring and turnaround of the Company. Mr. Cook has been President of Riptide for three years. For the four years prior to that Mr. Cook was President, CEO, a director and board chairman of DDL Electronics, Inc., a New York Stock Exchange company with printed circuit board and electronic contract assembly manufacturer operations in the United States and Europe. Prior to that, Mr. Cook was a partner with TBM Associates, a venture capital firm based in Boston, Massachusetts. Prior to that, Mr. Cook was President and CEO of Signal Technology, Inc., a company he co-founded in 1981. Mr. Cook acts as a consultant and/or serves on the boards of several private companies. Mr. Cook has both undergraduate and graduate degrees in Engineering from North Carolina State University and a Masters degree in Business Administration from MIT.

Edward S. Smith was Chairman of the Board of Directors from March 31, 1998 until Mr. Cook's acceptance of the position. He has been a director of the Company since closing of the Company's merger with OMNI on April 30, 1997 and had been a director of OMNI from 1994 to the closing of the merger. Mr. Smith is President/Owner of Ted Smith & Company. He is the former chairman and Chief Executive Officer of Omark Industries, Inc., an international manufacturer of cutting chain for chain saws, hydraulic log loaders and sporting ammunition. His business activity during the last five years has been concentrated on private investing and board memberships. Currently he serves on the Board of Directors of Georgia Gulf Corporation and Expert Systems Publishing Company.

John E. Hart has been a director of the Company since closing of the merger with OMNI on April 30, 1997. Prior to the Company's merger with OMNI, he had been general counsel to the Company since October 1993 and its Secretary and Treasurer since June, 1994. From 1985 to 1994 he was engaged in the private practice of law. He resumed his law practice in May, 1997. Mr. Hart holds a JD degree from the University of Southern California and a BA degree from the University of Redlands.

Robert E. Tuzik became President and Chief Operating Officer of the Company October 15, 1998. He was Vice President - Sales and Marketing of the Company from closing of the Company's merger with OMNI on April 30, 1997 until his appointment to the position of President and Chief Operating Officer on October 15, 1998. He had been Vice President - Sales and Marketing from 1996 to the closing of the merger. From 1995 to 1996 he owned and operated Talus Associates, specializing in railway marketing and media relations. Prior to that he spent six years as engineering editor of Railway Track and Structures, a railroad engineering journal. Mr. Tuzik holds a BA in English and MS in Journalism from the University of Illinois at Chicago and Northwestern University.

M. Charles Van Rossen began serving as contract Chief Financial Officer of the Company May 1, 1998 and became a full time employee as of August 11, 1998. From 1995 to 1998 Mr. Van Rossen was a private financial and management consultant. Prior to that he spent four years as Chief Financial Officer and Controller of DDL Electronics, Inc., a New York Stock Exchange company with printed circuit board and electronic contract assembly manufacturer operations in the United States and Europe. Prior to that he spent seven years with the Pacificorp group of companies working in various management positions for that company's many subsidiaries. Prior to that Mr. Van Rossen was an audit manager with KPMG Peat Marwick. He is a Certified Public Accountant and holds a BS degree in Accounting and Quantitative Methods from the University of Oregon.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company's executive officers for the years ended April 30, 1996, 1997 and 1998, respectively.

                                     Summary Compensation Table
                                                                                   Long-Term
                               Annual Compensation                                Compensation
                               ---------------------------------------------   -------------------
                                                           Other
                               Year                        Annual
                               Ended                       Compen-   Options     LTIP    All other
Name and Principal Position    April 30  Salary    Bonus   sation     SARs     Payments    Comp.
--------------------------------------------------------------------------------------------------
William E. Cook                1998       30,000     0        0        0          0         0
Interim CEO

Michael L. DeBonny             1998      150,000     0        0        0          0         0
CEO, President                 1997      151,814     0        0     618,144       0         0
and Treasurer                  1996      120,918   8,026      0        0          0         0

Ronald G. Nutting              1998       66,702     0        0        0          0         0
Executive Vice President       1997      106,544     0        0        0          0         0
and Secretary                  1996       88,179   5,538      0        0          0         0


Proposal to Amend Company's Certificate of Incorporation to change the Company's name

     The Company's Board of Directors recommends that the shareholders approve the proposed Amendment to Article FIRST of its Certificate of Incorporation, which changes the name of the corporation to OMNI Rail Products, Inc. The proposed amendment provides:

     Article FIRST of the Certificate of Incorporation is amended to read in its entirety as follows:

          "FIRST: The name of the corporation is OMNI Rail Products, Inc."

Proposal to combine outstanding shares

     The Company's Board of Directors recommends that the shareholders approve the proposed resolution to combine each three outstanding shares of capital stock into one share of capital stock. The proposed resolution provides:

          RESOLVED that, on adoption of this resolution by the shareholders, each outstanding three shares of common stock are converted into one share of common stock and each outstanding three shares of Series B preferred stock are converted into one share of Series B preferred stock.

                              CERTAIN TRANSACTIONS

     On July 6, 1998, Michael L. DeBonny who had served as an officer and director of the Company entered into a Separation and Mutual Release Agreement which resolved certain disputes and controversies between him and the Company. Mr. DeBonny's employment was terminated and he resigned as a director both effective April 30, 1998. In addition, Mr. DeBonny relinquished options to purchase 618,144 shares of common stock and 63,150 shares of Series B preferred stock and granted the directors of the Company an irrevocable proxy to vote all shares he is entitled to vote through April 30, 2000. Mr. DeBonny will receive, subject to possible adjustments, his salary and certain fringe benefits through February 28, 1999.

     On October 15, 1998, the directors authorized the issuance of up to $250,000 worth of convertible subordinated notes to comply with the FINOVA debt restructuring requirements. To date, William E. Cook, who was restructuring consultant to the Company and interim CEO, until joining the board of directors and becoming Chairman of the Board on November 10, 1998, has invested a total of $122,580 in those notes. It is anticipated that Edward S. Smith, director and Richard Kreitzberg, former director will purchase the balance of the notes to be issued. The notes are five year notes, bearing interest at 8% per annum, payable interest only, subject to certain acceleration and prepayment provisions, and are convertible to common stock at a conversion price of $0.0644 per share.

     In February, 1997, three OMNI directors (Messrs. DeBonny, Kreitzberg and Smith) purchased shares in OMNI for a total of $99,617 at $3.50 per share. Simultaneously, put agreements were executed requiring the Company to purchase those shares at a price equivalent to $4.00 per share 120 days following the investment. Mr. Kreitzberg exercised his put and his shares were repurchased in June, 1997. The put agreements with Messrs. DeBonny and Smith were extended and the put price adjusted. In March, 1998, they agreed to defer exercise of the puts until April 2, 1999 and to adjust the price of the put to reflect an 11% per annum return on the investment. Effective as of June 30, 1998, in conjunction with the FINOVA debt restructuring, Mr. Smith's put was deemed exercised and a note was issued to him for the amount due. The note is subordinated to the FINOVA obligations and has deferred payments on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment. Mr. DeBonny's put was cancelled as of June 30, 1998, in conjunction with the FINOVA debt restructuring and his separation agreement. The subordinated promissory note from the Company to Mr. DeBonny which had been used to pay for the stock issued in the put transaction in February 1997 was reinstated and payment was deferred on the same terms as other unsecured creditors who were required by FINOVA to subordinate and defer payment.

     In March, 1997, OMNI entered into a short term equipment rental agreement with Mr. Smith in which, as an accommodation, he purchased three sets of forms for production of certain concrete crossings at a cost of $94,820. The forms are currently rented to OMNI month to month at a monthly rental of $1,580.33.

     In June, 1997, the Company entered into an agreement with John E. Hart to provide certain consulting, investor relations and legal services. The agreement provides for a retainer of $2,500 per month which covers up to twenty-five hours of services. In addition, in connection with a proposed transaction with a German company, Mr. Hart provided services in connection with negotiations and documentation of the transaction, on a flat fee basis which included an option to purchase 10,000 shares of the Company's Common Stock at $1.00 per share.

     As a condition of the merger transaction with OMNI, the Company entered into agreements with Messrs. Hart and Gangemi to exchange all of their Series A preferred stock (60,000 and 750,000 shares respectively) for 20,000 and 250,000 shares, respectively, of Series B preferred stock.

     Management is of the opinion that all transactions described above between the Company and its officers, directors or stockholders were on terms at least as fair to the Company as had the transactions been concluded with an unaffiliated party. All material transactions effected in the future between the Company and its officers, directors and principal stockholders will be subject to approval by a majority of the Company's outside directors not having an interest in the transaction.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

     KPMG Peat Marwick LLP conducted the audit of the Company's financial statements for the year ended April 30, 1998. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                             William E. Cook
                                             Chairman of the Board of Directors

January 30, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                       CREATIVE MEDICAL DEVELOPMENT, INC.
                          TO BE HELD FEBRUARY 23, 1999


     The undersigned hereby appoints William E. Cook, Edward S. Smith or John E. Hart as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock and Series B Preferred Stock of Creative Medical Development, Inc. held of record by the undersigned on January 25, 1999, at the Annual Meeting of Shareholders to be held February 23, 1999, or any adjournment or postponement thereof.

     1. ELECTION OF DIRECTORS

          ____ FOR the  election  as a director  of all  nominees  listed  below
               (except as marked to the contrary below).

          ____ WITHHOLD AUTHORITY to vote for all nominees listed below:

          NOMINEES: William E. Cook, John E. Hart, Edward S. Smith

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

--------------------------------------------------------------------------------

     2. To approve the amendment to the Company's Certificate of Incorporation to change the corporate name to OMNI Rail Products, Inc.

     FOR _____                    AGAINST ____               WITHHOLD VOTE _____

     2. To approve the resolution to combine each three outstanding shares of capital stock into one share of capital stock. .

     FOR _____                    AGAINST ____               WITHHOLD VOTE _____

     4. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE AND FOR THE PROPOSALS SET FORTH IN ITEMS 2 AND 3, ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                        ----------------------------------
                                              Signature

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED
ENVELOPE.                                     ----------------------------------
                                              Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____